UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 6, 2025

Centuri Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42022	93-1817741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19820 North 7th Avenue, Suite 120
Phoenix, Arizona 85027
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (623) 582-1235
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 per share par value	CTRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On August 11, 2025, Southwest Gas Holdings, Inc. (the “Selling Stockholder”) completed a public offering (the “Offering”) of 17,250,000 shares of its holdings of Centuri Holdings, Inc. (the “Company”) common stock, par value $0.01 per share (“Centuri Common Stock”), including the underwriters’ full exercise of their option to purchase an additional 1,573,500 shares to cover over-allotments. The Offering was made under a prospectus supplement specifically relating to the Offering dated August 7, 2025 (the “Prospectus Supplement”) and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3, as amended (Registration No. 333-287200). The price to the public in the Offering was $19.50 per share (the “Offering Price”). The Selling Stockholder received net proceeds of approximately $325 million, after deducting underwriter discounts and commissions. The Company did not receive any of the proceeds from the sale of shares by the Selling Stockholder. On August 11, 2025, concurrently with the closing of the Offering and as previously contemplated by, and described in, the Prospectus Supplement, the Selling Stockholder closed the sale of an aggregate of 1,573,500 shares of its holdings of Centuri Common Stock to Icahn Partners LP and Icahn Partners Master Fund LP, investment entities affiliated with Carl C. Icahn (collectively, the “Icahn Investors”) at the Offering Price in a transaction exempt from registration (the “Concurrent Private Placement”). The net proceeds to the Selling Stockholder from the Concurrent Private Placement were approximately $31 million. The Company did not receive any of the proceeds from the Concurrent Private Placement by the Selling Stockholder.

As of the closing of the Offering and the Concurrent Private Placement, the Selling Stockholder owns 27,362,210 shares of Centuri Common Stock, or approximately 30.9% of the total outstanding shares of Centuri Common Stock.

Item 1.01    Entry Into a Material Definitive Agreement.
In connection with the Concurrent Private Placement, the Company agreed to grant to the Icahn Investors certain resale registration rights, as set forth in that certain Registration Rights Letter Agreement, dated as of August 6, 2025, by and among the Company and the Icahn Investors (the “Icahn Letter Agreement”). Pursuant to the terms of the Icahn Letter Agreement, subject to certain circumstances, the Company agreed to register the resale of any shares sold to the Icahn Investors in the Concurrent Private Placement no later than the 181st day after May 22, 2025, which was the closing date of a previous private placement of Centuri Common Stock by the Selling Stockholders to the Icahn Investors. The Icahn Investors will be permitted to make sales of common stock from time to time under the resale registration statement but do not have rights to demand underwritten offerings or “piggyback” registration.

A copy of the Icahn Letter Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Icahn Letter Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibit.

Item 8.01     Other Events.
On August 7, 2025, in connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative (the “Representative”) of the several underwriters named therein (collectively, the “Underwriters”) and the Selling Stockholder.

Under the terms of the Underwriting Agreement, the Company, the Company’s directors and executive officers, the Selling Stockholder, the Icahn Investors and certain of their respective affiliates also agreed not to sell or transfer any Centuri Common Stock without first obtaining the written consent of the Representative, subject to certain exceptions, for 30 days after the date of the Prospectus Supplement.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Morrison & Foerster LLP relating to the validity of the securities issued and sold in the Offering is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1+
Underwriting Agreement, dated as of August 7, 2025, by and among Centuri Holdings Inc., Southwest Gas Holdings, Inc. and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

5.1	Opinion of Morrison & Foerster LLP.
10.1*	Registration Rights Letter Agreement, dated as of August 6, 2025, by and among Centuri Holdings Inc., Icahn Partners LP and Icahn Partners Master Fund LP.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File, formatted in Inline XBRL.
+ Certain of the schedules and attachments to this exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.
* Certain personal information in this exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURI HOLDINGS, INC.

Date: August 11, 2025	By:	/s/ Gregory A. Izenstark
Gregory A. Izenstark
Executive Vice President and Chief Financial Officer